                                                                    EXHIBIT 99.2

                             i2 TECHNOLOGIES, INC.
               SUPPLEMENTAL CONDENSED CONSOLIDATED BALANCE SHEETS
                       (IN THOUSANDS, EXCEPT SHARE DATA)


                                                                         December 31,           March 31,
                                                                             1996                 1997
                                                                        ----------------     ----------------
                                                                                               (unaudited)
                                ASSETS
Current assets:
      Cash and cash equivalents                                         $        36,078      $        38,359
      Short-term investments                                                     18,031               24,794
      Accounts receivable, net                                                   33,615               31,346
      Prepaid and other current assets                                            3,219                3,308
      Deferred income taxes                                                          --                  611
                                                                        ----------------     ----------------
           Total current assets                                                  90,943               98,418
Furniture and equipment, net                                                      8,934               10,201
Deferred income taxes and other assets                                            1,256                1,198
                                                                        ----------------     ----------------
           Total assets                                                 $       101,133      $       109,817
                                                                        ================     ================

                 LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
      Accounts payable                                                  $         4,583      $         5,175
      Accrued liabilities                                                         8,184               10,370
      Current portion of deferred revenue                                        18,932               22,147
      Income taxes payable                                                          363                  654
      Deferred income taxes                                                          57                   --
                                                                        ----------------     ---------------
           Total current liabilities                                             32,119               38,346
Long-term debt                                                                      100                  100
Deferred revenue                                                                    266                  257
                                                                        ----------------     ----------------
           Total liabilities                                                     32,485               38,703
                                                                        ----------------     ----------------
Commitments
Stockholders' equity:
      Preferred Stock, $.001 par value, 5,000,000 shares authorized,
           none issued                                                               --                   --
      Common Stock, $.00025 par value, 50,000,000 shares
           authorized, 28,883,410 and 29,097,169 shares issued
           and outstanding, respectively                                              7                    7
      Additional paid-in capital                                                 58,074               58,864
      Deferred compensation                                                      (1,865)              (1,680)
      Retained earnings                                                          12,432               13,923
                                                                        ----------------     ----------------
           Total stockholders' equity                                            68,648               71,114
                                                                        ----------------     ----------------
           Total liabilities and stockholders' equity                   $       101,133      $       109,817
                                                                        ================     ================

                            See accompanying notes.

                             i2 TECHNOLOGIES, INC.
    SUPPLEMENTAL  CONDENSED CONSOLIDATED STATEMENTS OF INCOME (UNAUDITED)
                  (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

                                                           Three Months ended March 31,
                                                       ------------------------------------
                                                            1996                1997
                                                       ---------------     ----------------
             Revenues:
                  Software licenses                    $        11,135     $         22,583
                  Services                                       2,848                9,370
                  Maintenance                                    1,411                3,812
                                                       ---------------     ----------------
                       Total revenues                           15,394               35,765
                                                       ---------------     ----------------

             Costs and expenses:
                  Cost of software licenses                         15                1,291
                  Cost of services and maintenance               2,487                8,158
                  Sales and marketing                            5,809               13,607
                  Research and development                       3,080                7,540
                  General and administrative                     1,705                3,478
                                                       ---------------     ----------------
                       Total costs and expenses                 13,096               34,074
                                                       ---------------     ----------------

             Operating income                                    2,298                1,691

             Other income                                          133                  754
                                                       ---------------     ----------------

             Income before income taxes                          2,431                2,445
             Provision for income taxes                            905                  954
                                                       ---------------     ----------------
             Net income                                $         1,526      $         1,491
                                                       ===============     ================

             Net income per share                      $          0.05      $          0.04

             Weighted average common and common
                  equivalent shares outstanding                 29,358               33,452


                            See accompanying notes.

                             i2 TECHNOLOGIES, INC.
    SUPPLEMENTAL CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)
                                 (IN THOUSANDS)

                                                                            Three Months Ended March 31,
                                                                          ----------------------------------
                                                                               1996               1997
                                                                          ---------------    ---------------
            CASH FLOWS FROM OPERATING ACTIVITIES:
                 Net income                                               $         1,526    $         1,491
                 Adjustments to reconcile net income to net cash provided
                     by operating activities:
                     Depreciation                                                     716                931
                     Amortization of deferred compensation                            229                185
                     Deferred income taxes                                            698               (582)
                     Tax benefit of stock options                                     --                 703
                     Changes in operating assets and liabilities:
                         Accounts receivable, net                                     418              2,269
                         Income tax receivable                                        170                 --
                         Prepaid and other assets                                    (288)              (117)
                         Accounts payable                                             761                592
                         Accrued liabilities                                          397              2,186
                         Income taxes payable                                        (284)               291
                         Deferred revenue                                           5,233              3,206
                                                                          ---------------    ---------------
                             Net cash provided by operating activities              9,576             11,155
                                                                          ---------------    ---------------

            CASH FLOWS FROM INVESTING ACTIVITIES:
                 Purchases of furniture and equipment                              (2,030)            (2,198)
                 Purchases of short-term investments                               (2,459)           (18,763)
                 Proceeds from maturities of short-term investments                    --             12,000
                                                                          ---------------    ---------------
                             Net cash used in investing activities                 (4,489)            (8,961)
                                                                          ---------------    ---------------

            CASH FLOWS FROM FINANCING ACTIVITIES:
                 Payments on long-term debt                                           (54)                --
                 Advances from stockholders, net                                     (471)                --
                 Net proceeds from exercise of stock options                           52                 87
                                                                          ---------------    ---------------
                             Net cash provided by (used in) financing                (473)                87
                             activities                                   ---------------    ---------------

            Net increase in cash and cash equivalents                               4,614              2,281
                 Cash and cash equivalents at beginning of period                   7,383             36,078
                                                                          ---------------    ---------------
                 Cash and cash equivalents at end of period               $        11,997    $        38,359
                                                                          ===============    ===============


                           See accompanying notes.

                             i2 TECHNOLOGIES, INC.
       NOTES TO SUPPLEMENTAL CONDENSED CONSOLIDATED FINANCIAL STATEMENTS


1.  BASIS OF PRESENTATION

         The accompanying condensed consolidated financial statements include the accounts of i2 Technologies, Inc. and its wholly owned subsidiaries (collectively, the "Company"). All significant intercompany balances and transactions have been eliminated in consolidation.

         In May 1997, the Company acquired Think Systems Corporation ("Think"), a demand planner developer; acquired Optimax Systems Corporation ("Optimax"), a scheduling and sequencing software company; and entered into an agreement to acquire Think Systems Private Limited ("Think India"), an offshore development house (see Note 3).

         The accompanying unaudited interim condensed consolidated financial statements reflect all adjustments (consisting only of normal recurring entries) which, in the opinion of the Company's management, are necessary for a fair presentation of the results for the interim periods presented. Certain information and footnote disclosures normally included in financial statements prepared in accordance with generally accepted accounting principles have been condensed or omitted pursuant to the Securities and Exchange Commission's rules and regulations. These financial statements should be read in conjunction with the audited financial statements and notes thereto for the year ended December 31, 1996, included in the Company's Current Report on Form 8-K dated June 12, 1997, as amended.

         The results of operations for the three months ended March 31, 1997 are not necessarily indicative of results that may be expected for any other interim period or for the full year.

         Certain prior year financial statement items have been reclassified to conform to the current year's format.

2.  NET INCOME PER SHARE

         Net income per common share is computed based upon the weighted average number of common shares outstanding and the effect of dilutive common stock equivalents from the exercise of stock options using the treasury stock method. Fully diluted earnings per share is the same as, or not materially different from, primary earnings per share and accordingly, is not presented. In February 1997, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards ("SFAS") No. 128, "Earnings per Share", which is required to be adopted on December 31, 1997. At that time, the Company will be required to change the method currently used to compute earnings per share and to restate all prior periods. Under the new requirements, the Company will be required to present "basic" earnings per share which excludes the effect of common stock equivalents. Basic earnings per share for the quarters ended March 31, 1996 and 1997 was $0.06 and $0.05, respectively. The Company will also be required to present "diluted" earnings per share which includes the effect of common stock equivalents. Diluted earnings per share for the quarters ended March 31, 1996 and 1997 was $0.05 and $0.04, respectively. All net income per share computations give retroactive effect to the exchange of common shares in connection with the Think, Think India and Optimax mergers (see Note 3).

3.  BUSINESS COMBINATIONS

         On May 15, 1997, the Company entered into definitive agreements to merge with Think and Optimax and to acquire Think India. Under the terms of these agreements, the Company will issue 3,823,337 shares, 1,372,618 shares and 35,663 shares of its common stock for all the outstanding capital stock and all unexpired and unexercised options of Think, Optimax and Think India, respectively. The acquisition of Think India is subject to a number of conditions, including requisite Indian regulatory approval. The Company expects to obtain the necessary regulatory approvals by the end of 1997.

         Think provides premium demand chain solutions, including an integrated line of flexible, client/server- based software applications, for sales, marketing and logistics departments representing a variety of industries including consumer packaged goods, high technology, pharmaceutical, apparel, automotive and other product driven specializations. Think India is controlled by the former principal shareholders of Think and is engaged primarily in research and development services provided to Think. Optimax develops, markets and implements supply chain sequencing software using unique genetic algorithms for customer-driven, make-to-order manufacturing.

Each of these business combinations was accounted for as a pooling of interests, and accordingly, the accompanying condensed consolidated financial statements give retroactive effect to the mergers and include the combined operations of i2 Technologies, Think, Optimax and Think India for all periods presented. The following is a summary of the results of operations of the separate entities for periods prior to the mergers (in thousands):


                             i2 Technologies
                                (Prior to                                            Think          Pooling
                                 Mergers)          Think          Optimax            India        Adjustments       Combined
                           ------------------   -----------     -----------      -------------  --------------     ----------
Three Months Ended
March 31, 1997:
   Revenues                     $32,165          $3,382            $1,024            $451        $(1,257)           $35,765
   (Net)income (loss)             1,657            (586)               74             186            160              1,491

Three Months Ended
March 31, 1996:
   Revenues                     $12,672          $2,306              $427            $142          $(153)           $15,394
   (Net)income (loss)               507              47                61              (5)           916              1,526

         Pooling adjustments have been recorded to eliminate (i) revenues and expenses associated with software license royalties, consulting services and maintenance charges provided to i2 Technologies by Think, and (ii) revenues and expenses associated with research and development services provided to Think by Think India.

         The Company expects to incur approximately $5.3 million in certain expenses related to these transactions. These costs include, among other things, investment banking, legal and accounting fees and expenses. The Company anticipates that these expenses will be recorded in the second quarter of 1997.

         On April 1, 1997, the Company completed the acquisition of the Operations Planning Group ("OPG"), a business activity of Computer Sciences Corporation ("CSC"), for a cash purchase price of $1.0 million. OPG provides operation planning environment ("OPE") optimization software for planning and scheduling for customers in the consumer packaged goods industry. The Company has assumed and is committed to the contractual obligations of the OPE customer base in return for maintenance revenue, and as part of the agreement, all employees of OPG became employees of the Company. The acquisition will be accounted for under the purchase accounting method, and a substantial portion of the purchase price will be recorded as in-process research and development and expensed during the second quarter of 1997. Additionally, the Company has agreed to make available a certain amount of consulting revenue opportunities to CSC within a three-year period from the date of the acquisition. If the agreed upon consulting revenue opportunities are not made available to CSC, the Company will be required to make an additional cash payment to CSC at the end of the three-year period equal to the gross profit typically realized on such consulting revenue. Such payment, if any, would be recorded as an increase in the purchase price.